EXHIBIT 10.10

THIRD AMENDMENT TO THE
BENEFIT RESTORATION PLAN OF AVON PRODUCTS, INC.

     THIS THIRD AMENDMENT is made on this 25th day of March, 2002, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the Benefit Restoration Plan of Avon Products, Inc. (the “Plan”), which was adopted by an indenture dated July 1, 1998. The Primary Sponsor now desires to amend the Plan to provide additional optional forms of distribution.

AMENDMENT

     NOW, THEREFORE, the Primary Sponsor hereby amends the Plan, effective for distributions commencing after April 1, 2002, by deleting the “or” at the end of Section 3.2(a)(2), by substituting “; or” for the “.” at the end of Section 3.2(a)(3), and by and adding the following new Sections 3.2(a)(4) and 3.2(a)(5) as follows:

     “(4) In monthly installments over a period of 60 months; or

     “(5) A partial lump sum and either a partial annuity described in either Paragraph (2) or (3) above or a partial installment payment described in Paragraph (4), in such ten percent (10%) increments of a Member’s benefit as directed by the Member.”

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on the date and year first above written.

AVON PRODUCTS, INC.

By:	/s/ Avon Products, Inc.

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